Exhibit (d)(2)

THE COMMERCE FUNDS

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 1, dated as of the 15th day of August, 2023, between THE COMMERCE FUNDS, a Delaware Business Trust having its principal office and place of business at 1000 Walnut Street, Kansas City, Missouri (the “Trust”) and COMMERCE INVESTMENT ADVISORS, INC. (the “Advisor”), a corporation incorporated under the laws of Missouri and a wholly-owned subsidiary of COMMERCE BANK, N.A., a national bank organized under the laws of the United States;

WHEREAS, the Trust and the Advisor have entered into an Amended and Restated Advisory Agreement dated as of November 18, 2010 (the “Advisory Agreement”), pursuant to which the Trust has appointed the Advisor to act as investment advisor for its Growth Fund, Value Fund, MidCap Growth Fund, Bond Fund, Short-Term Government Fund, National Tax-Free Intermediate Bond Fund, Missouri Tax-Free Intermediate Bond Fund and Kansas Tax-Free Intermediate Bond Fund;

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Notice. Section 13 of the Advisory Agreement is hereby deleted and replaced with the following:

Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Advisor at:

William R. Schuetter

Commerce Investment Advisors, Inc.s

1000 Walnut Street, 15th Floor, Suite 1580 (BB15-1)

Kansas City, MO 64016

To the Trust at:

David W. Grim, Esquire

Stradley Ronon Stevens & Young, LLP

2000 K Street, N.W., Suite 700

Washington, DC 20006-1871

2. Miscellaneous. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

COMMERCE INVESTMENT ADVISORS, INC.

By:	/s/ Laura C. Spidle
Name:	Laura C. Spidle
Title:	Vice President

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
Name:	William R. Schuetter
Title:	President